UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2008

ADA-ES, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-50216	84-1457385
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8100 SouthPark Way, Unit B, Littleton, Colorado	80120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303)734-1727

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

Carbon Supply Agreement

On August 6, 2008, we entered into a Carbon Supply Agreement (“Agreement”) with Winfield Industries, as seller, providing for our purchase of sub-bituminous activated carbon (AC) from February through December 31, 2009. The contract provides for two, two-year extensions of the term if mutually agreeable pricing and quantity escalation terms are reached. The seller is obligated to deliver up to 21 million pounds of AC in 2009 and 30 million pounds of AC in 2010. Our minimum purchase obligation in 2009 is approximately $6.6 million. Our performance under the contract is subject to “Excuse Events,” including the failure of seller to deliver conforming AC to meet its obligations under the contract, material uncured defaults of the seller, certain defined force majeure events, the sale of our AC processing facility or the facility becoming inoperable through no fault of ours. Seller is also excused from performing for certain defined force majeure events. Our purchase obligations are to be equitably reduced to account for the Excuse Event, or excused without further liability on our part if the contract is terminated in its entirety.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADA-ES, Inc. Registrant

Date: August 20, 2008	/s/ Mark H. McKinnies
Mark H. McKinnies Senior VP & Chief Financial Officer